Exhibit 99.1

PodcastOne (Nasdaq: PODC) Reports Record First Quarter 2027 Revenue of $16.1M; Adjusted EBITDA* of $1.6M (up 172% YoY)

LOS ANGELES, CA, August 12, 2026 -- PodcastOne (Nasdaq: PODC), a leading publisher and podcast sales network, today announced its record financial results for the first fiscal quarter (“Q1 Fiscal 2027”) ended June 30, 2026 of its fiscal year ending March 31, 2027 ("Fiscal 2027"). PodcastOne will host a conference call and webcast today, August 12, 2026, at 12:30 PM Eastern Time.

Q1 Financial & Operational Highlights

●	Revenue increased 8% YoY to record $16.1 million

●	Adjusted EBITDA* increased $1.0 million YoY, reaching new record of $1.6 million

●	Delivered 18M+ downloads and streams and 6M unique listeners in June

●	Reached a record #6 ranking on Podtrac, surpassing Disney and others, further strengthening PodcastOne’s position as a leading U.S. podcast publisher

●	Expanded our creator portfolio through the acquisitions of The Magnificent Others with Billy Corgan and Life Happens with Barb and Michelle

●	Continued expanding PodcastOne content beyond the podcast feed through original programming, strategic partnerships, and entertainment properties including It’s Okay, We’re All Gonna Die, A&E’s The First 48, and House of Stassi.

“Q1 Fiscal 2027 was a strong quarter for PodcastOne, and I’m incredibly proud of our team and the momentum we’ve built across the business,” said Kit Gray, President and Co-Founder of PodcastOne. “We delivered record quarterly revenue, reached our highest-ever Podtrac ranking at #6, and continued to expand our content portfolio, creator relationships, and distribution footprint. We have a number of exciting projects ahead, and we’re very optimistic about the opportunities in front of PodcastOne as we continue to grow.”

Q1 Fiscal 2027 vs Q1 Fiscal 2026 Results Summary (in $000’s, except per share; unaudited)

	Three Months Ended
	June 30
	2026	2025

Revenue	$16,125	$14,994
Operating loss	$(1,556)	$(1,054)
Total other expense	$(2)	$-
Net loss	$(1,558)	$(1,054)
Adjusted EBITDA*	$1,576	$580
Net loss per share basic and diluted	$(0.05)	$(0.04)

Q1 Fiscal 2027 Earnings Conference Call and Webcast:

Date: Wednesday, August 12, 2026

Time: 12:30 p.m. Eastern Time (9:30 a.m. Pacific Time)

Webcast Link: Link:  https://events.q4inc.com/attendee/425589710

Dial-in: +1 (833) 461-5787

International Dial-in: +44 808 196 8935

Conference Code: 425 589 710

About PodcastOne, Inc.

PodcastOne (NASDAQ: PODC) is a leading podcast platform that provides creators and advertisers with a comprehensive 360-degree solution in sales, marketing, public relations, production, and distribution. PodcastOne has surpassed 3.9 billion total downloads with a community of 200 top podcasters, including Adam Carolla, Kaitlyn Bristowe, Jordan Harbinger, LadyGang, A&E’s Cold Case Files, and Varnamtown. PodcastOne has built a distribution network reaching over 1 billion monthly impressions across all channels, including YouTube, Spotify, Apple Podcasts, and iHeartRadio. PodcastOne is also the parent company of PodcastOne Pro which offers fully customizable production packages for brands, professionals, or hobbyists. For more information, visit www.podcastone.com and follow us on Facebook, Instagram, YouTube, and X at @podcastone.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne’s reliance on its largest OEM customer for a substantial percentage of its revenue; LiveOne’s and PodcastOne’s ability to consummate any proposed financing, acquisition, merger, distribution or other transaction, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; PodcastOne’s ability to continue as a going concern; PodcastOne’s ability to attract, maintain and increase the number of its listeners; PodcastOne identifying, acquiring, securing and developing content; LiveOne’s intent to repurchase shares of its and/or PodcastOne’s common stock from time to time under LiveOne’s stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; LiveOne’s ability to maintain compliance with certain financial and other covenants; PodcastOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; LiveOne’s ability to repay its indebtedness when due; LiveOne’s ability to satisfy the conditions for closing on its announced additional convertible debentures financing; uncertain and unfavorable outcomes in legal proceedings and/or PodcastOne’s and/or LiveOne’s ability to pay any amounts due in connection with any such legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of PodcastOne, LiveOne and/or LiveOne’s other subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in PodcastOne’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 29, 2026, and in PodcastOne’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and PodcastOne disclaims any obligation to update these statements, except as may be required by law. PodcastOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

Use of Non-GAAP Financial Measures*

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), we present Contribution Margin (Loss) and Adjusted Earnings Before Interest Tax Depreciation and Amortization (“Adjusted EBITDA”), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and Adjusted EBITDA to evaluate the performance of our operating segment. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation of the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as Revenue less Cost of Sales before (a) Cost of Sales share-based compensation expense, (b) depreciation, and (c) amortization of developed technology. Adjusted EBITDA is defined as earnings before interest, other (income) expense, income tax expense, depreciation and amortization and before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date and a one-time minimum guarantee to effectively terminate a live events distribution agreement post COVID-19, and (e) certain stock-based compensation expense. Management does not consider these costs to be indicative of our core operating results.

With respect to projected quarter and full fiscal year 2027 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted EBITDA. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

For more information on these non-GAAP financial measures, please see the tables entitled “Reconciliation of Non-GAAP Measure to GAAP Measure” included at the end of this release.

PodcastOne Press Contact:

Paul Manley
pmanley@podcastone.com

Financial Information

The tables below present financial results for the three months ended June 30, 2026 and 2025.

PodcastOne, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended
	June 30,
	2026	2025

Revenue:	$16,125	$14,994

Operating expenses:
Cost of sales	14,223	13,555
Sales and marketing	783	879
Product development	12	12
General and administrative	2,505	1,477
Impairment of intangible assets	-	-
Amortization of intangible assets	158	125
Total operating expenses	17,681	16,048
Loss from operations	(1,556)	(1,054)

Other income (expense):
Other income (expense)	(2)	-
Total other expense, net	(2)	-

Loss before provision for income taxes:	(1,558)	(1,054)
Provision for income taxes	-	-
Net loss	$(1,558)	$(1,054)

Net loss per share – basic and diluted	$(0.05)	$(0.04)
Weighted average common shares – basic and diluted	28,813,806	24,133,630

PodcastOne, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands)

	June 30,	March 31,
	2026	2026
Assets
Current Assets
Cash and cash equivalents	$7,014	$3,509
Accounts receivable, net	7,588	7,331
Prepaid expense and other current assets	137	231
Total Current Assets	14,739	11,071
Property and equipment, net	173	204
Goodwill	12,041	12,041
Intangible assets, net	455	613
Related party receivable	10,877	5,268
Total Assets	$38,285	$29,197

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$8,481	$6,932
Lease liabilities	44	70
Related party payable	4,753	5,004
Total Current Liabilities	13,278	12,006
Lease liabilities, non-current	97	97
Total Liabilities	13,375	12,103

Commitments and Contingencies	-	-

Stockholders’ Equity
Preferred stock, par value $0.00001, 10,000,000 shares authorized, no shares issued or outstanding as of June 30, 2026 and March 31, 2026, respectively	-	-
Common stock, $0.00001 par value; 100,000,000 shares authorized; 30,134,290 and 27,315,634 shares issued and outstanding as of June 30, 2026 and March 31, 2026, respectively	-	-
Additional paid in capital	65,181	55,807
Accumulated deficit	(40,271)	(38,713)
Total stockholders’ equity	24,910	17,094
Total Liabilities and Stockholders’ Equity	$38,285	$29,197

PodcastOne, Inc.
Reconciliation of Non-GAAP Measure to GAAP Measure
Adjusted EBITDA* Reconciliation (Unaudited)
(In thousands)

					Non-Recurring
	Net	Depreciation	Employee	Other	Acquisition and	Other
	Income	and	Stock-Based	Stock-Based	Realignment	(Income)	Adjusted
	(Loss)*	Amortization	Compensation	Compensation	Costs (1)*	Expense (2)*	EBITDA*
Three Months Ended June 30, 2026
Total	$(1,558)	$164	$65	$2,832	$75	$(2)	$1,576

Three Months Ended June 30, 2025
Total	$(1,054)	$152	$45	$1,420	$17	$-	$580

(1)	Other Non-Operating and Non-Recurring Costs include outside legal, accounting and other professional fees directly attributable to acquisition activity in the period, in addition to certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at certain acquired companies prior to their purchase date and non-recurring employee severance payments.

(2)	Other (income) expense above primarily includes interest expense, net and change in fair value of derivative liabilities. These are included in the statement of operations in other income (expense) and are an add back to net loss above in the reconciliation of Adjusted EBITDA* to Loss.

*	See the definition of Adjusted EBITDA under “About Non-GAAP Financial Measures” within this release.

PodcastOne, Inc.
Reconciliation of Non-GAAP Measure to GAAP Measure

Contribution Margin* Reconciliation (Unaudited)
(In thousands)

	Three Months Ended
	June 30,
	2026	2025

Revenue:	$16,125	$14,994
Less:
Cost of sales	(14,223)	(13,555)
Amortization of developed technology	-	(31)
Gross Profit	1,902	1,408

Add backs:
Share-based compensation	1,240	932
Depreciation	3	23
Amortization of developed technology:	-	31
Contribution Margin	$3,145	$2,394

*	See the definition of Contribution Margin under “About Non-GAAP Financial Measures” within this release.